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                                                                    EXHIBIT 11.1

                           THE FOREFRONT GROUP, INC.

             STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
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                                                              For the Three Months Ended June 30,
                                                              ----------------------------------
                                                                     1995             1996
                                                               ---------------    -------------
Weighted average shares outstanding                                 2,421,449      4,871,357
Effect of preferred stock, common
 stock, options and   warrants issued
 in twelve months preceding the
 Company's initial public offering                                    841,421             --
                                                                   ----------     ----------

Shares used in computing net loss per
 share                                                              3,262,870      4,871,357
                                                                   ==========    ===========
Net loss                                                           $ (309,085)   $(3,184,342)
                                                                   ==========    ===========
Net loss per share                                                 $    (0.10)   $     (0.65)
                                                                   ==========    ===========


                                                              For the Six Months Ended June 30,
                                                             -----------------------------------
                                                                      1995           1996
                                                                   ----------    -----------
Weighted average shares outstanding                                 2,419,475      4,800,931
Effect of preferred stock, common
 stock, options and   warrants issued
 in twelve months preceding the
 Company's initial public offering                                    841,421             --
                                                                   ----------    -----------
Shares used in computing net loss per
 share                                                              3,260,896      4,800,931
                                                                   ==========    ===========
Net loss                                                           $ (641,204)   $(3,997,006)
                                                                   ==========    ===========
Net loss per share                                                 $    (0.20)   $     (0.83)
                                                                   ==========    ===========

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